For the fiscal year ended October 31, 2006.
File number 811-07811
Jennison U.S. Emerging Growth Fund, Inc.

Item 77D
Policies with Respect to Security Investment



JENNISON U.S. EMERGING GROWTH FUND, INC.

Supplement Dated March 14, 2006 to the
Statement of Additional Information Dated February 27, 2006


	The following amends the section in the Statement of Additional Information entitled "Control Persons and Principal Holders of Securities" on page B-24:

Directors of the Fund are eligible to purchase Class Z shares of the Fund, which are sold without either an initial sales charge or contingent deferred sales charge to a limited group of investors.

As of February 3, 2006, the Directors and Officers of the Fund, as a group, owned less than 1% of the outstanding shares of the Fund.

As of February 3, 2006, beneficial owners, directly or indirectly, of more than 5% of any class of shares of the Fund were:

Name


Address

Class

Number of Shares/
% of Class


PIMS/Prudential Retirement
As Nominee For The TTEE/
Customer Plan
Mount Sinai Medical Center

One Gustave L Levy Place
P.O. Box 1019
New York, NY 10029

Z

381,775 /5.1%



Prudential Investment
FBO Mutual Fund Clients
Attn: Pruchoice Unit

100 Mulberry Street
Newark, NJ 07102

Z

616,650 /8.2%



Prudential Investments LLC
Attn: Lisa O'Donnell

100 Mulberry Street 14th Floor
Newark, NJ 07102

R

146 /100%




As of February 3, 2006, Wachovia Securities LLC (Wachovia Securities) was the record holder for other beneficial owners of 4,003,334 Class A shares (or 25.0% of the outstanding Class A shares), 2,858,957 Class B shares (or 50.5% of the outstanding Class B shares), 1,016,161 Class C shares (or 56.9% of the outstanding Class C shares), and 385 Class Z shares (or 0.0% of the outstanding Class Z shares), and 0 Class R shares (or 0% of the outstanding Class R shares) of the Fund. Class L, Class M, Class X and New Class X shares had not been issued as of this date. In the event of any meetings of shareholders, Wachovia Securities will forward, or cause the forwarding of, proxy materials to the beneficial owners for which it is the record holder.